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                                                                   EXHIBIT 10.9


                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                            5480 East Ferguson Drive
                           Commerce, California 90022
                                 (213) 720-8600

                                                                          , 1996

Banner Holdings, Inc.
5480 East Ferguson Drive
Commerce, California 90022

Dear Sirs:

                  Central Financial Acceptance Corporation ("Central") has filed a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the sale by Central of shares of its common stock, par value of $.01 per share, pursuant to the Registration Statement (the "Offering"). In connection with the Offering, Central desires to enter into an underwriting agreement substantially in the form of Exhibit A attached hereto (the "Underwriting Agreement"). At the request of the underwriters named in the Underwriting Agreement (the "Underwriters"), you have agreed to become a party to the Underwriting Agreement and, as such, to jointly and severally with Central indemnify the Underwriters as provided in Section 10 of the Underwriting Agreement. In addition, by becoming a party to the Underwriting Agreement at the request of the Underwriters, you also will agree to the contribution provisions set forth in Section 10 of the Underwriting Agreement. Notwithstanding that the indemnification and contribution provisions set forth in Section 10 of the Underwriting Agreement provide for the joint and several liability of you and Central, Central hereby agrees that between you and Central it is intended that Central will be the primary obligor under the Underwriting Agreement and that your liability thereunder is intended to be that of a guarantor.

                  In consideration of your execution and delivery of the Underwriting Agreement and other good and valuable consideration, Central hereby agrees with you as follows:

         1. Indemnification. Central agrees to indemnify and hold harmless you and each person, if any, who controls you (a "Control Person") within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, liabilities and expenses (including but limited to reasonable attorneys' fees and all costs whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such Control Person may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise from or are based on the indemnification and contribution provisions set forth in Section 10 in the Underwriting Agreement.
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This indemnity agreement will be in addition to any liability which Central may otherwise have, including under the Underwriting Agreement.

         2. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 1 hereof is for any reason held to be unenforceable by you although applicable in accordance with its terms, you and Central shall contribute to the aggregate claims, losses, damages, liabilities, costs and expenses of the nature contemplated by such indemnity incurred by you and Central in such proportion that is appropriate to reflect the relative fault of Central and you in connection with the matters which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. For purposes of this Section 2, each Control Person, if any, shall have the same rights to contribution as you.

         3. Notice and Payment of Claims. Central agrees that you shall not be required to give Central any notice with respect to an event which may give rise to the right of indemnification or contribution hereunder. Central agrees that you shall have the right to settle any indemnifiable matter without Central's prior consent.

         4. Dispute Resolution. In order to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall first notify the other of any difference or dispute hereunder that requires resolution. You and Central shall each designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of each of you and Central for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, either party may initiate legal proceedings to resolve such matter.

         5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other party.

         6. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties set forth above or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         7. Governing Law. This agreement shall be governed by the laws of the State of California without giving effect to principles of conflicts of laws.


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         8.   Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         9. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         10. Effectiveness. This Agreement shall become effective upon the execution by you and Central of the Underwriting Agreement.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

                  [Remainder of Page Intentionally Left Blank]





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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to Central a counterpart hereof, whereupon this instrument will become a binding agreement between you and Central in accordance with its terms.

                                        Very truly yours,

                                        CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                        By
                                          --------------------------------------
                                          Gary M. Cypres
                                          Chief Executive Officer and President

Confirmed and accepted as of
the date first above written:

BANNER HOLDINGS, INC.


By
  -----------------------------------
Gary M. Cypres
Chief Executive Officer and President




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